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                                                           EXHIBIT 99.1




                  FOR IMMEDIATE RELEASE


Contact:          Mr Joseph A. Gitto
                  President and Chief Financial Officer
                  IMTECH


     IMTECH Announces Warrant Repricing and Extension of Expiration Date.


New York, NY - April 21, 1997 - Information Management Technologies Corporation ("IMTECH") [NASDAQ: IMTKA (CLASS A COMMON STOCK)] announced today, the extension of the expiration date of the company's Class A and Class B Warrants ("IMTKW") from April 5, 1998 to April 5, 1999. In addition the Company has adjusted the exercise price of the Class A and Class B Warrants.

The Company adjusted the exercise price of it's Class A Warrants from $4.25 to $1.75 and the exercise price of it's Class B Warrants from $9.80 to $2.50.

Imtech provides on-site and off-site outsourcing services to firms in the services sector. These services include Research Report Services, Laser Printing, Global Print-on-Demand and Distribution, Legal Duplication, and Facilities Management Services.